SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): September 5, 2001
                                -----------------




                              New Commerce BanCorp
                            (Exact name of registrant
                          as specified in its charter)




     South Carolina             000-26061               58-2403844
--------------------------------------------------------------------------------
     (State or other           (Commission             (I.R.S. Employer
     jurisdiction of           File Number)             Identification No.)
     incorporation)




            501 New Commerce Court, Greenville, South Carolina 29607
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (864) 297-6333
                                 --------------



                                 Not Applicable
                  --------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

         Our board of directors has accepted the resignation of Mr. James D. Stewart as our President and Chief Executive Officer and as one of our directors effective September 5, 2001. Paula S. King, who currently serves as our chief financial officer, has agreed to act as our interim president and chief executive officer until we can obtain a permanent replacement. Ms. King will also become interim president of our wholly-owned subsidiary, New Commerce Bank. Mr. Marsh Collins, who is a founding director of our company and our bank and who currently serves as chairman of our board, is assisting Ms. King to ensure a smooth transition period.

         We are actively seeking a replacement for Mr. Stewart and have engaged Jennifer Munro & Partners, Inc., a management search firm, to assist us. We expect to select a qualified president and chief executive by the end of the year. We believe our next president and CEO will continue to foster our growth and exemplify the high standards we strive for.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NEW COMMERCE BANCORP



                                    By: /s/ Paula S. King
                                       -----------------------------------------
                                            Paula S. King,
                                            Chief Executive Officer (Interim)





Dated: September 13, 2001